EXHIBIT 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT
Parties:

“CoBank”:                                           CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”:                                           Pilgrim’s Pride Corporation
4845 US Highway 271 N.
Pittsburg, Texas 75686

“Syndication Parties”:                                                      Whose signatures appear below

Execution Date:                                           April 30, 2008

Effective Date:	May 1, 2008 (Subject to satisfaction of conditions as set forth in Section 2 hereof)

Recitals:

A. CoBank (in its capacity as the Administrative Agent (“Agent”), the Syndication Parties signatory thereto, and Borrower have entered into that certain 2006 Amended and Restated Credit Agreement (Convertible Revolving Loan and Term Loan) dated as of September 21, 2006, that certain First Amendment to Credit Agreement dated as of December 13, 2006, that certain Second Amendment to Credit Agreement dated as of January 4, 2007, that certain Third Amendment to Credit Agreement dated as of February 7, 2007, that certain Fourth Amendment to Credit Agreement dated as of July 3, 2007, that certain Fifth Amendment to Credit Agreement dated as of August 7, 2007, that certain Sixth Amendment to Credit Agreement dated as of November 7, 2007, and that certain Seventh Amendment to Credit Agreement dated as of March 10, 2008 (as so amended and as amended, modified, or supplemented from time to time in the future, the “Credit Agreement”) pursuant to which the Syndication Parties, and any entity which becomes a Syndication Party on or after September 21, 2006, have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties modify the Credit Agreement which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Eighth Amendment to Credit Agreement (“Eighth Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
Amendments to Credit Agreement.  The Credit Agreement is amended as of the Effective Date as follows:

Section 1.51 is amended to read as follows:

1.51           Floating Rate Tranche Margin:  means, subject to any revision pursuant to Subsection 4.9.3 hereof, (a) for the period beginning on May 1, 2008 and ending on September 26, 2009 (i) 275 basis points during any period that Borrower’s Debt to EBITDA ratio, as set forth in the most recent Compliance Certificate, is greater than or equal to 4.5x; (ii) 225 basis points during any period that Borrower’s Debt to EBITDA ratio, as set forth in the most recent Compliance Certificate, is greater than or equal to 3.0x, but less than 4.5x; and (iii) 200 basis points during any period that Borrower’s Debt to EBITDA ratio, as set forth in the most recent Compliance Certificate, is less than 3.0x; and (b) after September 26, 2009 (i) 175 basis points during any period that Borrower’s Debt to EBITDA ratio, as set forth in the most recent Compliance Certificate, is greater than 3.0x; and (ii) 150 basis points during any period that Borrower’s Debt to EBITDA ratio, as set forth in the most recent Compliance Certificate, is less than or equal to 3.0x.  For the purposes of determining the Floating Rate Tranche Margin, Borrower’s EBITDA shall be determined on a rolling four (4) Fiscal Quarter basis.

Section 4.4.1 is amended to add the following sentence at the end thereof:

For the period beginning on May 1, 2008 and ending on September 26, 2009, the unpaid principal balance of any outstanding Fixed Rate Tranche of the Term Loan shall bear additional interest at a rate equal to 50 basis points.

Clause (d) of Section 4.9.1 is amended and a new clause (e) of Section 4.9.1 is added, in each case to read as follows:

(d)           For the period beginning on May 1, 2008 and ending on September 26, 2009, in the event that, with respect to the period described in clause (a) of this Subsection, the Compliance Certificate is not received by Administrative Agent by the Margin Report Deadline, the Margins and the Commitment Fee Factor for the period commencing on the first Banking Day after the Margin Report Deadline will each be based on Pricing Level VI continuing until the fifth Banking Day after such time as Borrower delivers the Compliance Certificate to the Administrative Agent, after which time the Margins and the Commitment Fee Factor will be based on such Compliance Certificate:

Pricing Level	Leverage Ratio	LIBOR Margin	Base Rate Margin	Commitment Fee Factor
I	< 45%	150.0 basis points	0 basis points	27.5 basis points
II	≥45% < 50%	175.0 basis points	0 basis points	32.5 basis points
III	≥50% < 55%	200.0 basis points	0 basis points	37.5 basis points
IV	≥55% < 60%	225.0 basis points	25.0 basis points	42.5 basis points
V	≥60% < 65%	250.0 basis points	25.0 basis points	47.5 basis points
VI	≥65%	300.0 basis points	25.0 basis points	52.5 basis points

(e)           After September 26, 2009, in the event that, with respect to the period described in clause (a) of this Subsection, the Compliance Certificate is not received by Administrative Agent by the Margin Report Deadline, the Margins and the Commitment Fee Factor for the period commencing on the first Banking Day after the Margin Report Deadline will each be based on Pricing Level V continuing until the fifth Banking Day after such time as Borrower delivers the Compliance Certificate to the Administrative Agent, after which time the Margins and the Commitment Fee Factor will be based on such Compliance Certificate:

Pricing Level	Leverage Ratio	LIBOR Margin	Base Rate Margin	Commitment Fee Factor
I	< 45%	100.0 basis points	0 basis points	20.0 basis points
II	≥45% < 50%	125.0 basis points	0 basis points	25.0 basis points
III	≥50% < 55%	150.0 basis points	0 basis points	30.0 basis points
IV	≥55% < 60%	175.0 basis points	25.0 basis points	35.0 basis points
V	≥60%	200.0 basis points	25.0 basis points	40.0 basis points

1.4           Section 10.12 is amended to read as follows:

10.12                      Financial Covenants.  Borrower shall maintain the following financial covenants, measured on the consolidated results of Borrower and its Subsidiaries:

10.12.1  Leverage Ratio.  A Leverage Ratio of not in excess of (a) 0.70 at any time through September 26, 2009, and (b) 0.65 at any time after September 26, 2009.

10.12.2  Tangible Net Worth.  (a) At all times during the period through September 25, 2009, Tangible Net Worth of not less than $250,000,000; and (b) at all times after September 25, 2009, Tangible Net Worth of not less than $300,000,000, which amount shall increase cumulatively as of the last day of each Fiscal Year commencing with the Fiscal Year ending October 2, 2010 by an amount equal to 50% of Borrower’s Net Income (but not less than zero) during such Fiscal Year.

10.12.3  Current Ratio.  A Current Ratio measured as of the last day of each Fiscal Quarter of not less than 1.35 to 1.00.

10.12.4  Net Tangible Assets to Total Liabilities.  (a) During the period through June 27, 2009, a ratio of Net Tangible Assets to Total Liabilities measured as of the last day of each Fiscal Quarter of not less than 1.05 to 1.00; (b) for the Fiscal Quarter ending September 26, 2009, a ratio of Net Tangible Assets to Total Liabilities of not less than 1.10 to 1.00 measured as of the last day of such Fiscal Quarter; and (c) thereafter, a ratio of Net Tangible Assets to Total Liabilities measured as of the last day of each Fiscal Quarter of not less than 1.125 to 1.00.

10.12.5  Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio over the most recent eight consecutive Fiscal Quarters, measured as of the last day of each Fiscal Quarter, (a) of not less than 1.25 to 1.00 during the period through September 26, 2009; and (b) of not less than 1.50 to 1.00 for each Fiscal Quarter thereafter.

10.12.6  Net Working Capital.  Net Working Capital, measured as of the last day of each Fiscal Quarter of not less than $250,000,000.

1.5           Section 10.18 is amended by the addition of a new clause (e) to read as follows:

(e)           On or before July 31, 2008, Borrower shall execute and deliver a deed of trust or mortgage and assignment of leases and rents with respect to Borrower’s interest in the property listed on Exhibit 10.18(e) attached hereto in form and substance satisfactory to the Administrative Agent, to the Administrative Agent or a mortgage trustee, in each case for the benefit of the Syndication Parties, granting a lien of record on said property, subject only to Permitted Encumbrances, and such property shall thereafter be part of the Collateral, but, unless and until such property satisfies the requirements set forth in Section 10.18(a) and 10.18(b), shall not be Additional Property and shall not be considered in the determination of the Available Amount.  Subsection 10.18(d) shall not apply to the execution and delivery of deeds of trust or mortgages and assignments of leases and rents as described in this Subsection 10.18(e).  With respect to each property listed on Exhibit 10.18(e) attached hereto and with respect to each the deed of trust or mortgage and assignment of leases and rents with respect thereto, Borrower shall, on or before July 31, 2008, have provided to the Administrative Agent a commitment for title insurance (or the equivalent thereof in the form of a title report or an owners and encumbrance report) issued by a title company acceptable to the Administrative Agent.  No title insurance policy, appraisals, surveys, environmental assessments reports or legal opinions shall be required with respect to the property listed on Exhibit 10.18(e) attached hereto.

1.6           A new Exhibit 10.18(e) is added in the form of Exhibit 10.18(e) hereto.

Conditions to Effectiveness of this Eighth Amendment.  The effectiveness of this Eighth Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent:

Delivery of Executed Loan Documents.  Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following document, duly executed by Borrower:

This Eighth Amendment

Syndication Parties Execution; Voting Participant Approval.  The Administrative Agent shall have received (a) written approval of this Eighth Amendment by at least the Required Lenders (including Voting Participants); and (b) a copy of this Eighth Amendment executed by the Syndication Parties as required.

Representations and Warranties.  The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

No Event of Default.  No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Eighth Amendment.

Payment of Fees and Expenses.  Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this Eighth Amendment); (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement, (c) amendment fees in consideration of this Eighth Amendment for the account of each Syndication Party and Voting Participant that has delivered their signature page to this Eighth Amendment or their consent thereto (as the case may be) to the Agent or to Agent’s counsel, without conditions, on or before 5:00 p.m. (Denver Time) on April 30, 2008, in each case in an amount equal to (i) the aggregate amount of such Syndication Party’s or Voting Participant’s Individual Revolving Commitment and Individual Term Outstanding Obligations on the date of this Eighth Amendment, (ii) multiplied by 25 basis points, and (d) an arrangement fee to CoBank in consideration of this Eighth Amendment, solely for the account of CoBank as set forth in the fee letter between Borrower and CoBank.

General Provisions.

No Other Modifications.  The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

Successors and Assigns.  This Eighth Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

Definitions.  Capitalized terms used, but not defined, in this Eighth Amendment shall have the meaning set forth in the Credit Agreement.

Severability.  Should any provision of this Eighth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Eighth Amendment and all remaining provision of this Eighth Amendment shall be fully enforceable.

Governing Law.  To the extent not governed by federal law, this Eighth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

Headings.  The captions or headings in this Eighth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Eighth Amendment.

Counterparts.  This Eighth Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Eighth Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Eighth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Eighth Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed as of the Effective Date.
ADMINISTRATIVE AGENT:                                                                           CoBank, ACB

By: /s/ Brian J. Klatt
Name:                      Brian J. Klatt
Title:	Senior Vice President and Managing Director

BORROWER:                                                      Pilgrim’s Pride Corporation

By: /s/ Richard A. Cogdill
Name:                      Richard A. Cogdill
Title:              Exe. VP, CFO, Sec & Treas.

SYNDICATION PARTIES:                                                               CoBank, ACB

By: /s/ Brian J. Klatt
Name:                      Brian J. Klatt
Title:	Senior Vice President and Managing Director

Agriland, FCS

By: /s/ Dwayne Young
Name:                      Dwayne Young
Title:              Chief Credit Officer

Deere Credit, Inc.

By: /s/ Michael P. Kuehn
Name:                      Michael P. Kuehn
Title:              Manager, AFS Johnson Credit Operations

Bank of the West

By: /s/ Larry Reding
Name:                      Larry Reding
Title:              Vice President

John Hancock Life Insurance Company

By: /s/ Bradley A. Pierce
Name:                      Bradley A. Pierce
Title:              Director

The Variable Annuity Life Insurance Company

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

The United States Life Insurance Company in the City of New York

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

Merit Life Insurance Co.

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

American General Assurance Company

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

AIG International Group, Inc.

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

AIG Annuity Insurance Company

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

Transamerica Life Insurance Company

By: /s/ Thomas L. Nordstrom
Name:                      Thomas L. Nordstrom
Title:              Vice President

The CIT Group/Business Credit, Inc.

By: /s/ Tedd Johnson
Name:                      Tedd Johnson
Title:              Vice President

Metropolitan Life Insurance Company

By: /s/ Steven D. Craig
Name:                      Steven D. Craig
Title:              Director

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank-Nederland” New York Branch

By: /s/ Richard J. Beard
Name:                      Richard J. Beard
Title:              Executive Director

By: /s/ Rebecca Morrow
Name:                      Rebecca Morrow
Title:              Executive Director

Farm Credit Services of America, PCA

By: /s/ Bruce P. Rouse
Name:                      Bruce P. Rouse
Title:              Vice President

The Prudential Insurance Company of America

By: /s/ Brian E. Lemons
Name:                      Brian E. Lemons
Title:              Vice President

EXHIBIT 10.18(e)

TO 2006 AMENDED AND RESTATED CREDIT AGREEMENT

Properties to be Mortgaged per Section 10.18(e)

Pittsburg, TX PPDC - Food Distribution Facility (Camp County)

Sumter, SC Processing Facility (Sumter County)

Russellville, AL Processing Facility (Franklin County)

Athens, GA Processing Facility (Clarke County)

Ball Ground, GA Protein Facility (Cherokee County)

Sanford, NC Processing Facility (Lee County)